
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                          47,600
<SECURITIES>                                         0
<RECEIVABLES>                                  357,700
<ALLOWANCES>                                     4,600
<INVENTORY>                                    129,600
<CURRENT-ASSETS>                             2,175,500<F1>
<PP&E>                                       1,452,700
<DEPRECIATION>                                 789,400
<TOTAL-ASSETS>                               3,773,000<F1>
<CURRENT-LIABILITIES>                        1,357,700
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           700
<OTHER-SE>                                     467,200
<TOTAL-LIABILITY-AND-EQUITY>                 3,773,000
<SALES>                                      1,479,700<F2>
<TOTAL-REVENUES>                             1,524,900
<CGS>                                          908,300
<TOTAL-COSTS>                                  908,300
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              19,200<F3>
<INCOME-PRETAX>                                143,400<F4>
<INCOME-TAX>                                    55,200
<INCOME-CONTINUING>                             88,200<F4>
<DISCONTINUED>                                 172,800<F5>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   261,000
<EPS-PRIMARY>                                     3.53<F6>
<EPS-DILUTED>                                     3.45

<F1>Includes net assets of discontinued operations of $1,424,000.
<F2>Excludes sales of $1,833,100 of the Packaging Business, which was classified as a discontinued operation as of December 31, 1997.
<F3>Excludes interest expense allocated to Grace's discontinued operations of
$59,400 ($38,600 after-tax).
<F4>Includes a pretax gain of $103,100 ($63,000 after-tax) on the sale of Grace's specialty polymers business and a pretax provision of $47,800 ($30,600 after-tax) relating to restructuring costs and asset impairments.
<F5>Includes income from operations of the Packaging Business of $258,600
($160,400 after-tax) and a $19,000 ($12,400 after-tax) reversal of previously recorded provisions for Grace's cocoa business.
<F6>Grace's basic EPS was $3.53. In accordance with SFAS NO. 128, Grace no longer reports primary EPS.

